Exhibit 1.03


                             SUBSCRIPTION AGREEMENT
                         HEALTHLINK INTERNATIONAL, INC.

                          929 Eastwind Drive, Suite 225
                               Westville, OH 43081

     IN ORDER TO PURCHASE Units of HealthLink International, Inc. (the "Company") as described in the Prospectus dated ______________, accompanying this Subscription Agreement, each subscriber must complete, execute and return this Subscription Agreement, along with the payment by check, payable to "Bank One as HealthLink Escrow Agent" for the Units purchased, to the Company at 929 Eastwind Drive, Suite 225, Westville, OH 43081. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Prospectus.

1. Subscription

     The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase from the Company subject to the terms and conditions set forth in the Prospectus dated ______________________ (the "Prospectus"), a copy of which accompanied this Subscription Agreement, ____ Units of the Company's securities at a price per Unit of $3.00 or $___________ in the aggregate (the "Subscription Price").

2. Review

     The Subscriber represents that Subscriber has carefully reviewed the Company's Prospectus.

3. Payment

     The Subscription Price must accompany this Subscription and shall be paid by check payable to "Bank One as HealthLink Escrow Agent."

4. Subscription Information

     If an individual:

         --------------------------------             ------------------------
         Full Name (type or print)                     Social Security Number
         --------------------------------
         Address
         ---------------------------------
         City            State         Zip
         ---------------------------------
         Telephone




                    HealthLink Subscription Agreement Page 1

         If a Corporation:

         ---------------------------------              ------------------------
         Full Corporation Name (type or print)                Tax ID Number
         ---------------------------------
         Head Office Address
         ---------------------------------
         City             State        Zip
         ---------------------------------
         Telephone Number

5. Miscellaneous

     (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

     (b) This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada.

     (c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by both parties hereto.

     (d) Except as set forth herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     (e) The Offering may be withdrawn at any time prior to the issuance of Units to prospective Subscribers. Further, in connection with the offer and sale of the Units, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part or to allot to any prospective subscriber fewer than the Units applied for by such subscriber. The Units are offered by the Company subject to prior sale, acceptance or an offer to purchase, withdrawal, cancellation or modification of the offer, without notice.

     (f) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                    HealthLink Subscription Agreement Page 2

     IN WITNESS WHEREOF, TH SUBSCRIBER HAS EXECUTED THIS SUBSCRIPTION






AGREEMENT ON THIS ____ DAY OF ___________, 2000.

                                                   ---------------------------------------------
Accepted this ___ day of __________, 2000          Name of Subscriber (Please Type of Print)

                                                   ---------------------------------------------
By:_______________________________                 (Signature of Subscriber or of duly authorized
  (Signature of duly authorized signatory)         signatory of a corporation, partnership or
                                                   other subscriber that is not a natural person)

                                                   Name:________________________________________
                                                   Title: ______________________________________
                                                   Please print or type name and title of duly
                                                   authorized signatory of a corporate,
                                                   partnership that is not a natural person





                    HealthLink Subscription Agreement Page 3